Exhibit 99.1

SAHARA HOLDINGS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

SAHARA HOLDINGS LIMITED

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SAHARA HOLDINGS LIMITED

INDEPENDENT AUDITOR’S REPORT

Board of directors

Sahara Holdings Limited

Dartford, United Kingdom

We have audited the accompanying consolidated financial statements of Sahara Holdings Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2019 and 2018, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (United Kingdom Generally Accepted Accounting Practice); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sahara Holdings Limited and its subsidiaries as of 31 December 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with United Kingdom Generally Accepted Accounting Practice.

Emphasis of Matter

United Kingdom Generally Accepted Accounting Practice varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.

/s/ BDO LLP

London, United Kingdom

10 December 2020

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SAHARA HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE TWO YEARS ENDED 31 DECEMBER

	Note	2019	2018
		£	£

Turnover	4	78,940,158	72,642,618

Cost of sales		(60,030,298)	(53,132,410)

Gross profit		18,909,860	19,510,208

Distribution costs		(3,327,122)	(2,846,621)

Administrative expenses		(7,732,931)	(7,547,515)

Operating profit	5	7,849,807	9,116,072

Interest receivable and similar income	8	37,132	6,479

Interest payable and similar expenses	9	(1,191)	(5,477)

Profit before taxation		7,885,748	9,117,074

Tax on profit	10	(1,552,210)	(1,747,144)

Profit for the financial year		6,333,538	7,369,930

Attributable to owners		6,333,538	7,369,930

There were no recognised gains and losses for 2019 or 2018 other than those included in the consolidated statement of comprehensive income.

There was no other comprehensive income for 2019 (2018 : £Nil).

The notes form part of these consolidated financial statements.

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SAHARA HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS AT 31 DECEMBER

	Note	2019	2018
		£	£
Fixed assets
Intangible assets	12	-	181,369
Tangible assets	13	142,735	165,210
		142,735	346,579
Current assets
Inventory	15	8,452,430	12,524,030
Debtors: amounts falling due within one year	16	11,123,395	13,553,388
Cash and cash equivalents	17	12,568,021	2,044,766
		32,143,846	28,122,184
Creditors: amounts falling due within one year	18	(3,674,867)	(5,500,218)

Net current assets		28,468,979	22,621,966

Total assets less current liabilities		28,611,714	22,968,545

Provisions for liabilities
Deferred taxation	19	-	(34,460)
Other provisions	20	(2,228,199)	(1,884,108)
		(2,228,199)	(1,918,568)
Net assets		26,383,515	21,049,977

Capital and reserves
Called up share capital	21	100	100
Share premium account		125,113	125,113
Profit and loss account		26,258,302	20,924,764

		26,383,515	21,049,977

The consolidated financial statements were approved and authorised for issue by the board of directors and were signed on its behalf on 10 December 2020.

/s/ P Foley

P Foley
Chief Financial Officer

The notes form part of these consolidated financial statements.

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SAHARA HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE TWO YEARS ENDED 31 DECEMBER

	Note	Called up share capital	Share premium account	Profit and loss account	Total equity
		£	£	£	£

At 1 January 2018		100	125,113	14,304,834	14,430,047

Comprehensive income for the year
Profit for the year		-	-	7,369,930	7,369,930
Total comprehensive income for the year		-	-	7,369,930	7,369,930

Dividends	11	-	-	(750,000)	(750,000)

At 31 December 2018		100	125,113	20,924,764	21,049,977

Comprehensive income for the year
Profit for the year		-	-	6,333,538	6,333,538
Total comprehensive income for the year		-	-	6,333,538	6,333,538

Dividends	11	-	-	(1,000,000)	(1,000,000)

At 31 December 2019		100	125,113	26,258,302	26,383,515

The notes form part of these consolidated financial statements.

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SAHARA HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWO YEARS ENDED 31 DECEMBER

	Note	2019	2018
		£	£
Cash flows from operating activities
Profit for the financial year		6,333,538	7,369,930

Adjustments for:
Amortisation of intangible assets		181,369	181,769
Depreciation of tangible assets		93,049	86,103
Loss on disposal of tangible assets		-	687
Interest payable and expense		1,191	5,477
Interest receivable and similar income		(37,132)	(6,479)
Taxation charge		1,552,210	1,747,144
Decrease/(increase) in inventory		4,071,600	(4,241,965)
Decrease/(increase) in debtors		2,429,993	(2,382,017)
(Decrease) in creditors		(1,483,535)	(316,932)
Increase in provisions		344,091	337,240
Corporation tax (paid)		(1,928,486)	(1,469,122)

Net cash generated from operating activities		11,557,888	1,311,835

Cash flows from investing activities
Purchase of tangible fixed assets	13	(70,574)	(104,713)
Sale of tangible fixed assets		-	1,900
Interest received		37,132	6,479

Net cash from investing activities		(33,442)	(96,334)

Cash flows from financing activities
Dividends paid		(1,000,000)	(750,000)
Interest paid		(1,191)	(5,477)

Net cash used in financing activities		(1,001,191)	(755,477)

Net increase in cash and cash equivalents		10,523,255	460,024
Cash and cash equivalents at beginning of year		2,044,766	1,584,742

Cash and cash equivalents at the end of year		12,568,021	2,044,766

Cash and cash equivalents at the end of year comprise:
Cash at bank and in hand		12,568,021	2,044,766
		12,568,021	2,044,766

The notes form part of these consolidated financial statements.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

1.	General information

Sahara Holdings Limited (the “Company”) is a private company limited by shares, incorporated in England and Wales under the United Kingdom Companies Act. The nature of the Company’s operations and its principal activities are that of a holding company. The principal activity of the group headed by the Company is the distribution of audio-visual display solutions.

The consolidated financial statements are presented in Pounds Sterling, which is the currency of the primary economic environment in which the Company operates.

Statement of Directors’ Responsibilities

The Board of Directors (the “Directors”) are responsible for preparing these consolidated financial statements for Sahara Holdings Limited and its subsidiaries as of 31 December 2019 and 2018 and for the years then ended, in conformity with Financial Reporting Standard 102, the Financial Reporting Standard applicable in the UK and Republic of Ireland (“United Kingdom Generally Accepted Accounting Practice”) including a reconciliation of profit for the financial year and shareholder’s equity to accounting principles generally accepted in the United States of America.

The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors confirm that suitable accounting policies have been used and applied consistently for the years presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing the consolidated financial statements and that applicable accounting standards have been followed.

2.	Accounting policies

2.1	Basis of preparation of financial statements

These consolidated financial statements do not constitute the Company’s statutory accounts within the meaning of Section 434 of the United Kingdom Companies Act 2006 for either of the years presented. Statutory accounts for the years ended 31 December 2019 and 2018, which were presented in British Pounds Sterling, have been reported on by the Independent Auditors, BDO LLP, in the United Kingdom. The Independent Auditors’ Reports of BDO LLP on the statutory accounts for each of the years ended 31 December 2019 and 2018 were unqualified and did not contain statements under s498(2) or s498(3) of the United Kingdom Companies Act 2006. The Independent Auditors’ Reports on the statutory accounts for the years ended 31 December 2019 and 2018 did not draw attention to any matters by way of emphasis.

Statutory accounts for each of the years ended 31 December 2019 and 2018 have been filed with the Registrar of Companies in the United Kingdom.

The Directors have prepared these non-statutory financial statements for the years ended 31 December 2019 and 2018 for inclusion in a Form 8-K/A to be submitted by the Company’s new parent company, Boxlight Corporation (see Note 26: Events after the balance sheet date), to the United States Securities and Exchange Commission (“SEC”). These consolidated financial statements have been prepared, in conformity with United Kingdom Generally Accepted Accounting Practice including a reconciliation of profit for the financial year and shareholder’s equity to accounting principles generally accepted in the United States of America.

The preparation of financial statements in compliance with FRS 102 requires the use of certain critical accounting estimates. It also requires Group management to exercise judgment in applying the company’s accounting policies (see note 3).

Since 31 December 2019 the Company has had to deal with the coronavirus pandemic and the associated measures that government, customers, suppliers and other stakeholders put in place to deal with it. While the Company will undoubtedly suffer some adverse impact from this in the short term, the Directors have prepared detailed forecasts to cover the review period and stress-tested these and are therefore confident that the Group will have sufficient funds to meet liabilities as they fall due and fund working capital requirements. On this basis the consolidated financial statements have been prepared on the going concern basis. We have paid a £12 million dividend subsequent to year end.

The following principal accounting policies have been applied:

2.2	Basis of consolidation

The consolidated financial statements present the results of the Company and its own subsidiaries (the “Group”) as if they formed a single entity. Intercompany transactions and balances between group companies are therefore eliminated in full.

The consolidated financial statements incorporate the results of business combinations using the purchase method. In the balance sheet, the acquiree’s identifiable assets, liabilities and contingent liabilities are initially recognised at their fair values at the acquisition date. The results of acquired operations are included in the consolidated statement of comprehensive income from the date on which control is obtained. They are deconsolidated from the date control ceases.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.3	Revenue

The Group earns revenues from the sale of goods, including interactive touch screen panels, audiovisual equipment and related software.

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured as the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes. The following criteria must also be met before revenue is recognised:

●	the Group has transferred the significant risks and rewards of ownership to the buyer;
●	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;
●	the amount of revenue can be measured reliably;
●	it is probable that the Group will receive the consideration due under the transaction; and
●	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

2.4	Intangible assets

Intangible assets are measured at cost less accumulated amortisation and any accumulated impairment losses. Intangible assets are recognised from the development phase of a project if and only if certain specific criteria are met in order to demonstrate the asset will generate probable future economic benefits and that its cost can be reliably measured. The capitalised development costs are subsequently amortised on a straight line basis over their expected useful economic lives. Amortisation begins when the intangible asset is available for use, ie when it is in the location and condition necessary for it to be usable in the manner intended by management.

Software represents the fair value of software acquired through the acquisition of Sedao Limited in 2017.

Amortisation is charged so as to allocate the cost of intangibles less their residual values over their estimated useful lives, using the straight-line method. The intangible assets are amortised over the following useful economic lives:

New product development costs	-	20% straight line
Intellectual property rights	-	20% straight line
Software	-	3 years

2.5	Tangible fixed assets

Tangible fixed assets under the cost model are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes expenditure that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives.

Depreciation is provided on the following bases:

Leasehold improvements	-	shorter of 5 years or lease term
Plant and machinery	-	20% straight line
Motor vehicles	-	20% reducing balance
Fixtures & fittings	-	10% straight line
Office equipment	-	33% straight line

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised within ‘administrative expenses’ in the statement of comprehensive income.

2.6	Operating leases: lessee

Rentals paid under operating leases are charged to the statement of comprehensive income on a straight-line basis over the period of the lease.

2.7	Stocks

Stocks are stated at the lower of cost and net realisable value, being the estimated selling price less costs to complete and sell. Cost is based on the cost of purchase on a first in, first out basis.

At each balance sheet date, stocks are assessed for impairment. If stock is impaired, the carrying amount is reduced to its selling price less costs to complete and sell. The impairment loss is recognised immediately in the statement of comprehensive income.

2.8	Financial instruments

The Group has elected to apply provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments. Financial instruments are recognised in the Group’s balance sheet where the Group becomes party to the contractual provisions of the instrument.

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group is mainly exposed to credit risk from credit sales. It is Group policy to assess the credit risk of new customers before entering contracts. To mitigate risk each new customer is required to make payment in advance for their first order, with credit being offered for subsequent orders if appropriate. Orders of a significant size are referred to management for credit approval.

Credit risk also arises from cash and cash equivalents and deposits with banks and financial institutions. Most of the Group’s cash is held with Barclays Bank Plc, a prominent UK Based bank.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

Liquidity risk

Liquidity risk arises from the Group’s management of working capital. It is the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due.

Management review cash balances on a daily basis and forecast cash requirements throughout the year to ensure sufficient cash is available.

Market risk

Market risk arises from the Group’s use of tradable and foreign currency financial instruments. It is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in interest rates (interest rate risk), foreign exchange rates (currency risk) or other market factors (other price risk).

Foreign exchange risk

Foreign exchange risk arises when an entity enters into transactions denominated in a currency other than its functional currency.

The Group is predominantly exposed to currency risk on purchases made from a major supplier requiring payment in US Dollars. The Group aims to fund expenses and to manage foreign exchange risk by matching the currency in which revenue is generated and expenses are incurred.

Financial assets and liabilities are offset, with the net amounts presented in the financial statements, when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the assets and settle the liabilities simultaneously.

2.9	Basic financial assets

Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortised cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Financial assets classified as receivable within one year are not discounted.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

2.10	Impairment of financial assets

Financial assets are assessed for indicators of impairment at each reporting end date.

Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. If an asset is impaired, the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognised in the statement of comprehensive income.

If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been, had the impairment not previously been recognised. The impairment reversal is recognised in the statement of comprehensive income.

2.11	Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the Group transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.

2.12	Classification of financial liabilities

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities.

2.13	Basic financial liabilities

Basic financial liabilities, comprising creditors, are initially recognised at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future receipts discounted at a market rate of interest. Financial liabilities classified as payable within one year are not discounted.

Trade creditors are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Amounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade creditors are recognised initially at transaction price and subsequently measured at amortised cost using the effective interest method.

2.14	Derecognition of financial liabilities

Financial liabilities are derecognised when the Group’s contractual obligations expire or are discharged or cancelled.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

2.15	Creditors

Short term creditors are measured at the transaction price. In the case of certain suppliers, an advance payment is required to be paid. Amounts paid in advance for goods that have not yet been delivered are included in other debtors.

2.16	Dividends

Equity dividends are recognised when they become legally payable. Interim equity dividends are recognised when paid. Final equity dividends are recognised when approved by the shareholders.

Please also refer to note 26 regarding dividends that have been paid subsequent to 31 December, 2019.

2.17	Pensions

Defined contribution pension plans

The Group operates a defined contribution plans for its employees. A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. Once the contributions have been paid the Group has no further payment obligations.

The contributions are recognised as an expense in the statement of comprehensive income when they fall due. Amounts not paid are shown in accruals as a liability in the balance sheet. The assets of the plan are held separately from the Group in independently administered funds.

2.18	Warranty provision

Provision is made for claims under warranties given by the Group for some of its products. The provision is based on an assessment of future claims with reference to past experience. Such costs are incurred within one to five years post-delivery.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

2.19	Taxation

The tax expense for the year comprises current and deferred tax. Tax is recognised in the consolidated statement of comprehensive income, except that a charge attributable to an item of income and expense recognised as other comprehensive income or to an item recognised directly in equity is also recognised in other comprehensive income or directly in equity respectively.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Company and the Group operate and generate income.

Deferred balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date, except any deferred tax balances are reversed if and when all conditions for retaining associated tax allowances have been met

Deferred tax balances are not recognised in respect of permanent differences except in respect of business combinations, when deferred tax is recognised on the differences between the fair values of assets acquired and the future tax deductions available for them and the differences between the fair values of liabilities acquired and the amount that will be assessed for tax.

Deferred income tax is determined using tax rates and laws that have been enacted or substantively enacted by the reporting date.

2.20	Functional and presentation currency

Items included in the financial statements of the Group are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’).

On consolidation, the results of overseas operations are translated into pounds sterling at rates approximating to those ruling when the transactions took place. All assets and liabilities of overseas operations are translated at the rate ruling at the reporting date. Exchange differences arising on translating the opening net assets at opening rate and the results of overseas operations at actual rate are recognised in other comprehensive income.

2.21	Transactions and balances

Foreign currency transactions are translated into the Parent’s functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

Foreign exchange gains and losses are presented in the statement of comprehensive income within ‘cost of sales’.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

2.	Accounting policies (continued)

2.22	Reserves

The Group reserves are as follows:

●	Called up share capital reserve represents the nominal value of the shares issued.
●	Share premium account includes the premium on issue of equity shares, net of any issue costs.
●	Profit and loss account represents cumulative profits or losses, net of dividends paid and other adjustments.

2.23	Shared based payments scheme

In June 2019, the Group granted options under an Enterprise Management Incentive (‘EMI’) scheme to two employees of the Group for 639 type B ordinary shares. The awards vest upon an ‘exit’ event. Exit events have been defined as initial public offerings (‘IPO’) or a takeover by another company or group, either through a full or partial acquisition. No exercise price is payable under the EMI scheme.

Conditions for vesting include that at the time of the exit event the employee remains employed by the Group unless it has been agreed by the board that they retain the right to the shares following dismissal, retirement or resignation. Since the original grant, one of the employeees holding 213 options has resigned, therefore 426 remain outstanding as at 31 December, 2019.

The settlement of the scheme is in the Company’s own shares with no cash settlement option, therefore the options are classified as an equity award. A charge will be recorded in respect of these awards at the point that the occurrence of an exit even is considered to be probable by the Directors.

As at 31 December 2019, the Directors did not deem that a transaction with a potential acquirer was probable, therefore no expense has been recognised.

2.24	Business combinations

The acquisition of subsidiaries is accounted for using the acquisition method. The cost of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, including deferred consideration, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree.

Goodwill arising on acquisition is recognised as an asset and initially measured at cost, being the excess of the cost of the business combination over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognised. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities exceeds the cost of the business combination, the excess is recognised immediately in the profit or loss.

In relation to the acquisition of Sedao in 2017, the fair value of intangibles acquired was allocated to acquired software and no goodwill was recognised.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

3.	Judgments in applying accounting policies and key sources of estimation uncertainty

In preparing these financial statements, the Directors have made the following judgements:

● Determine whether leases entered into by the Group either as a lessor or a lessee are operating lease or finance leases. These decisions depend on an assessment of whether the risks and rewards of ownership have been transferred from the lessor to the lessee on a lease by lease basis.

● Determine whether there are indicators of impairment of the Group’s tangible and intangible assets. Factors taken into consideration in reaching such a decision include the economic viability and expected future financial performance of the asset and where it is a component of a larger cash-generating unit, the viability and expected future performance of that unit.

Other key sources of estimation uncertainty

● Intangible assets (see note 12)

Intangible assets includes an amount for software. This relates to the acquisition of Sedao Limited.

The categorisation and value of this asset is subject to the judgement of the Directors.

Intangible assets are amortised over their useful lives, as stated in the accounting policies, taking into account residual values, where appropriate. The actual lives of the assets and residual values are assessed annually and may vary depending on a number of factors. In re-assessing asset lives, factors such as technological innovation, product life cycles and maintenance programmes are taken into account. Residual value assessments consider issues such as future market conditions, the remaining life of the asset and projected disposal values.

● Tangible fixed assets (see note 13)

Tangible fixed assets are depreciated over their useful lives as stated in the accounting policies, taking into account residual values, where appropriate. The actual lives of the assets and residual values are assessed annually and may vary depending on a number of factors. In re-assessing asset lives, factors such as technological innovation, product life cycles and maintenance programmes are taken into account. Residual value assessments consider issues such as future market conditions, the remaining life of the asset and projected disposal values.

● Stock valuation (see note 15)

Stock is valued at the lower of cost and net realisable value. The net realisable value is based on estimated sales price which requires the management team to review each product line within stock to confirm the estimated selling price.

In determining the estimated selling price, management will consider the individual product line and it’s economic cycle on a standalone basis as well as the brand to which it is part, and assess:

●	The number of units held in stock to forecast and actual sales
●	The current sales data and sales values achieved
●	The sales data and sales values achieved when a product has been on promotion at reduced prices.
●	The competitor product of similar items and sales values in the market.

● Warranty provisions (see note 20)

A provision is made for the cost of claims under warranty given by the Group for some of its products. The provision is based on an assessment of future claims, based on numbers of units within the warranty period. The provision is calculated with reference to past experience of the number of claims and the cost of settling the claim. Warranty costs are recognised over the term of the warranty, which is 5 years. The assessment of the future potential cost of the warranty is assessed on a continual basis.

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

4.	Turnover

Analysis of turnover by country of destination:

	2019	2018
	£	£

United Kingdom	38,895,028	36,680,278
Rest of Europe	24,535,571	18,958,109
Rest of the World	15,509,559	17,004,231

	78,940,158	72,642,618

5.	Operating profit

The operating profit is stated after charging/(crediting):

	2019	2018
	£	£

Foreign exchange (gains)/losses	451,929	(274,191)
Development costs expensed in the year	728,270	674,893
Amortisation of intangible assets	181,369	181,769
Depreciation of tangible fixed assets	93,049	86,373
Inventory provision	(191,731)	(243,762)
Profit on disposal of tangible fixed assets	-	687
Other operating lease rentals	851,749	768,563
Defined contribution pension cost	181,157	192,417

6.	Employees

Staff costs, including Directors’ remuneration, were as follows:

	2019	2018
	£	£

Wages and salaries	4,895,084	4,955,344
Social security costs	682,914	630,987
Cost of defined contribution scheme	181,157	192,417

	5,759,155	5,778,748

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

7.	Directors’ remuneration

	2019	2018
	£	£

Directors' emoluments	79,741	69,529
Company contributions to defined contribution pension schemes	30,000	27,200
	109,741	96,729

Additionally, dividends paid in 2019 and 2018 of £1,000,000 and £750,000, respectively, were paid to the Directors who were also shareholders until 24 September 2020.

During the year retirement benefits were accruing to 2 Directors (2018 - 2) in respect of defined contribution pension schemes.

8.	Interest receivable

	2019	2018
	£	£

Other interest receivable	37,132	6,479
	37,132	6,479

9.	Interest payable and similar charges

	2019	2018
	£	£

Bank interest payable	128	5,477
Other interest payable	1,063	-
	1,191	5,477

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

10.	Taxation

	2019	2018
	£	£
Corporation tax
Current tax on profits for the year	1,586,670	1,781,604

Total current tax	1,586,670	1,781,604

Deferred tax
Origination and reversal of timing differences	(34,460)	(34,460)

Total deferred tax	(34,460)	(34,460)

Taxation on profit on ordinary activities	1,552,210	1,747,144

Factors affecting tax charge for the year

The tax assessed for the year is higher than (2018 - higher than) the standard rate of corporation tax in the UK of 19% (2018 - 19%). The differences are explained below:

	2019	2018
	£	£
Profit on ordinary activities before tax	7,885,748	9,117,074

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 19% (2018 - 19%)	1,534,495	1,675,244

Effects of:
Expenses not deductible for tax purposes	41,176	108,730
Capital allowances for year less than / (in excess of) depreciation	4,827	(3,736)
Deferred tax arising from business combination	(34,460)	(34,460)
Other differences leading to an increase in the tax charge	6,172	1,366

Total tax charge for the year	1,552,210	1,747,144

Factors that may affect future tax charges

There were no factors that may affect future tax charges.

19 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

11.	Dividends

	2019	2018
	£	£
Interim dividends paid	1,000,000	750,000
	1,000,000	750,000

12.	Intangibles

	Intellectual property rights	New product development costs	Software	Total
	£	£	£	£

Cost
At 1 January 2019	12,002	58,229	488,651	558,882

At 31 December 2019	12,002	58,229	488,651	558,882

At 1 January 2018	12,002	58,229	488,651	558,882

At 31 December 2018	12,002	58,229	488,651	558,882

Amortisation
At 1 January 2019	12,002	58,229	307,282	377,513
Charge for the year	-	-	181,369	181,369

At 31 December 2019	12,002	58,229	488,651	558,882

At 1 January 2018	11,602	58,229	125,913	195,744
Charge for the year	400	-	181,369	181,769

At 31 December 2018	12,002	58,229	307,282	377,513

Net book value
At 31 December 2019	-	-	-	-

At 31 December 2018	-	-	181,369	181,369

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

13.	Tangible fixed assets

	Leasehold improvements	Plant and machinery	Motor vehicles	Fixtures and fittings	Office equipment	Total
	£	£	£	£	£	£

Cost
At 1 January 2019	125,700	74,748	-	103,742	310,705	614,895
Additions	-	208	-	6,046	64,320	70,574

At 31 December 2019	125,700	74,956	-	109,788	375,025	685,469

Cost
At 1 January 2018	125,700	69,300	15,000	96,643	218,539	525,182
Additions	-	5,448	-	7,099	92,166	104,713
Disposals	-	-	(15,000)	-	-	(15,000)

At 31 December 2018	125,700	74,748	-	103,742	310,705	614,895

Depreciation
At 1 January 2019	100,560	54,980	-	62,352	231,793	449,685
Charge for the year	25,140	13,933	-	11,350	42,626	93,049

At 31 December 2019	125,700	68,913	-	73,702	274,419	542,734

At 1 January 2018	75,150	40,891	12,413	51,241	196,030	375,725
Charge for the year	25,410	14,089	-	11,111	35,763	86,373
Disposals	-	-	(12,413)	-	-	(12,413)

At December 2018	100,560	54,980	-	62,352	231,793	449,685

Net book value
At 31 December 2019	-	6,043	-	36,086	100,606	142,735
At 31 December 2018	25,140	19,768	-	41,390	78,912	165,210

At 1 January 2018	50,550	28,409	2,587	45,402	22,509	149,457

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

14.	Subsidiaries

Direct subsidiary undertakings

The following were direct subsidiary undertakings of the Company:

Name	Country	Principal activity	Class of shares	Holding

Sahara Presentation Systems Plc	England and Wales	Sale and distribution of audio visual equipment	Ordinary	100%

Sahara Nordic AB	Sweden	Sale and distribution of audio visual equipment	Ordinary	100%

Sahara Nordic OY	Finland	Sale and distribution of audio visual equipment	Ordinary	100%

Sahara Presentation Systems Inc	USA	Sale and distribution of audio visual equipment	Ordinary	100%

Sahara Presentation Systems GmbH	Germany	Sale and distribution of audio visual equipment	Ordinary	100%

Indirect subsidiary undertakings

The following were indirect subsidiary undertakings of the Company:

Indirect subsidiary undertakings

The following were indirect subsidiary undertakings of the Company:

Name	Country	Principal activity	Class of shares	Holding
Sedao Limited	England and Wales	Dormant	Ordinary	100%

Clevertouch B.V.	Netherlands	Sale and distribution of audio visual equipment	Ordinary	100%

15.	Stocks

	2019	2018
	£	£

Finished goods and goods for resale	8,452,430	12,524,030
	8,452,430	12,524,030

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

16.	Debtors

	2019	2018
	£	£

Trade debtors	8,674,582	10,340,693
Other debtors	1,134,863	2,600,624
Called up share capital not paid	100	100
Prepayments and accrued income	1,313,850	611,971
	11,123,395	13,553,388

Other debtors include advance vendor payments and deposits of £1,134,863 (2018: £1,200,015) and VAT receivable of £nil (2018: £1,385,334).

Prepayments refer mainly to software and subscription yearly prepayments and other prepaid expenses of £863,129 (2018: £504,125), rebates receivable from vendors of £403,717 (2018: £52,296) and other of £47,004 (2018: £55,550).

The Company is party to an invoice financing facility under which advances may be drawn against eligible trade debtors, up to a maximum of £6,000,000. Invoices are financed on a full-recourse basis. No amounts have been borrowed on this facility in either year.

17.	Cash and cash equivalents

	2019	2018
	£	£

Cash at bank and in hand	12,568,021	2,044,766
	12,568,021	2,044,766

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SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

18.	Creditors: Amounts falling due within one year

	2019	2018
	£	£

Trade creditors	1,375,200	2,687,334
Corporation tax	636,721	978,537
Other taxation and social security	470,284	256,949
Other creditors	380,524	305,379
Personnel	536,875	1,047,272
Accruals	275,263	224,747
	3,674,867	5,500,218

19.	Deferred taxation

2019
£

At beginning of year	34,460
Credited to statement of comprehensive income	(34,460)
At end of year	-

The deferred taxation balance is made up as follows:

	2019	2018
	£	£

Accelerated capital allowances	-	34,460
	-	34,460

24 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

20.	Other provisions

Warranty provision
£

At 1 January 2019	1,884,108
Charged to profit or loss	344,091
At 31 December 2019	2,228,199

Warranty provision
£

At 1 January 2018	1,546,868
Charged to profit or loss	337,240
At 31 December 2018	1,884,108

A provision is made for the cost of claims under warranty given by the Group for some of its products. The provision is based on an assessment of future claims, based on numbers of units within the warranty period. The provision is calculated with reference to past experience of the number of claims and the cost of settling the claim. The assessment of the future potential cost of the warranty is assessed on a continual basis.

21.	Share capital

	2019	2018
	£	£
Allotted, called up and fully paid

4,900 (2018 - 49) A Ordinary shares of £0.01 each	49	49
100 (2018 - 1) B Ordinary shares of £0.01 each	1	1
4,900 (2018 - 49) C Ordinary shares of £0.01 each	49	49
100 (2018 - 1) D Ordinary shares of £0.01 each	1	1
	100	100

On 13 June 2019 the issued share capital, of 100 ordinary shares of £1 each, was sub-divided into 10,000 ordinary shares of £0.01 each. The issued shares rank pari passu in all respects, except for the purpose of the declaration of dividends. The declaration of a dividend in respect of one class does not compel a dividend at the same rate to be declared in respect of any other class of share

22.	Pensions

The Group operates defined contribution pension schemes. The assets of these schemes are held separately from those of the Group in independently administered funds. The pension cost charge represents contributions payable by the Group to the funds and amounted to £179,860 (2018 - £148,418). The amount payable at the year end was £1,144 (2018 - £Nil)

25 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

23.	Commitments under operating leases

At 31 December 2019 the Group and the Company had future minimum lease payments under non-cancellable operating leases as follows:

	2019	2018
	£	£

Not later than 1 year	840,019	798,121
Later than 1 year and not later than 5 years	2,349,440	2,273,688
Later than 5 years	-	43,228
	3,189,459	3,115,037

24.	Related party transactions

Key management personnel include all Directors across the Group who together have authority for planning, directing and controlling the activities of the Group. The total compensation paid to key management personnel for services provided to the Group was £831,558 (2018- £1,228,044).

25.	Controlling party

During the two years ended 31 December 2019 and until 24 September 2020 the controlling party was Kevin Batley and Nigel Batley.

Since 24 September 2020 Boxlight Corporation is the single controlling party of Sahara Holding and subsidiaries (see note 26).

26 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

26.	Events after the balance sheet

Covid-19

The Covid-19 pandemic has affected the audio-visual industry, with Group turnover for the 2020 financial year expected to be around 8% lower than 2019. This main driver for this downside relates to the UK audio-visual distribution business which is down 40% compared to the prior year, however sales of the Group’s manufactured Clevertouch Interactive Flat Panel Displays (IFPDs), has remained strong and grown globally as a quality brand. The shift in product mix favouring Clevertouch which enjoys significantly stronger gross margin than the distributed products means that management are confident the Group will actually exceed 2019 reported profits. Despite Covid-19 the Group has continued to perform strongly in 2020 and remains profitable and cash generative. During these globally challenged times the Group continued to employ all of the staff on a full-time basis, it did not benefit or receive any Government support, it did not furlough any staff or make redundancies. The Directors have prepared detailed forecasts to cover the review period and continually stress-test and refresh these plans and are confident the Group will have sufficient funds to meet all liabilities as they fall due.

Ownership change

On 24 September 2020, the Group was acquired by Boxlight Corporation, a US entity listed on the Nasdaq Capital Markets Stock Exchange for a purchase price of £74,000,000 in the form of £52,000,000 cash and £22,000,000 of preferred stock. The leadership team of the Sahara Group continue to run and manage the Group’s business on a day-to-day basis and their achievements have been recognised with their appointment to executive leadership positions within Boxlight Corporation.

As a result, all of the outstanding EMI options vested in accordance with the terms of the scheme, as disclosed in note 2.23.

Dividends

An interim dividend of £12,000,000 was declared and paid on 25 September 2020 to Boxlight Corporation. The Directors do not currently envisage any further dividend payments for the remainder of the 2020 financial year.

Brexit

The UK formally left the EU on 31 January 2020. The UK is now in a transition period which is due to end on 31 December 2020, and the UK Government and the European Union remain in negotiations to determine and conclude formal trade agreements. In preparation of the transition, and for purposes of mitigating the potential business impact of the parties not reaching an acceptable trade agreement, the Group subsidiary Clevertouch B.V., based in The Netherlands became a full trading entity in 2020 with a functional warehouse operation based in Venlo. Since March 2020 Clevertouch B.V began fulfilment of European customer orders from the Dutch warehouse. In the event the UK Government and the European Union cannot conclude a deal; the Directors are confident that the decisions and actions which have been taken to create European operations will mean there will be little impact on Group operations and results.

27 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

27.	Summary of Differences between UK and US Generally Accepted Accounting Principles

The accompanying consolidated financial statements have been prepared in accordance with UK GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The significant differences that affect profit for the financial year and total equity are set forth below:

Effect on profit for the financial year as a result of significant differences between UK GAAP and U.S. GAAP

	Notes	31 December 2019	31 December 2018
		£	£
Profit for the financial year in accordance with UK GAAP		6,333,538	7,369,930
U.S. GAAP Adjustments:
Revenue	(i)	(1,605,101)	(2,518,881)
Cost of sales – warranty provision	(ii)	344,091	337,240
Deferred taxation credit	(iii)	242,608	427,962
Total U.S. GAAP Adjustments:		(1,018,402)	(1,753,679)
Profit for the financial year in accordance with U.S. GAAP		5,315,136	5,616,251

Effect on Shareholder’s Equity a result of significant differences between UK GAAP and U.S. GAAP

	Notes	31 December 2019	31 December 2018
		£	£
Total equity in accordance with UK GAAP		26,383,515	21,049,977
U.S. GAAP Adjustments:
Deferred revenue	(i)	(13,227,156)	(11,622,055)
Warranty provision	(ii)	2,228,199	1,884,108
Deferred tax asset	(iii)	2,089,966	1,847,358
Total U.S. GAAP Adjustments:		(8,908,991)	(7,890,589)
Shareholder’s equity in accordance with U.S. GAAP		17,474,524	13,159,388

Significant differences between UK GAAP and U.S. GAAP

(i)	Revenue from contracts with customers

Under UK GAAP, revenue is recognised at the point that the goods are delivered to the customer to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, as disclosed in note 2.3.

In May 2014, the FASB issued Accounting Standards Update 2014-09 – Revenue from Contracts with Customers (Topic 606), as amended, which has been developed to provide a comprehensive set of principles in presenting the nature, amount, timing and uncertainty of revenue and cash flows arising from a contract with a customer. The standard was originally effective for non-public entities for periods beginning on or after December 15, 2018 with early adoption permitted. Management have early adopted ASC 606 for the year ended 31 December 2018 (effective January 1, 2018).

28 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

In accordance with ASC Topic 606, the Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and the title and the significant risks and rewards of ownership of products or services are transferred to its customers. For most of the Company’s product sales, control transfers, and therefore, revenue is recognized when goods are shipped at the point of origin. The Company’s services revenue is generally recognized ratably over the service term (generally 60 months) since time is the best output measure of how those services are transferred to the customer.

For contracts with multiple performance obligations, each of which represent promises within a contract that are distinct, the Company allocates revenue to all distinct performance obligations based on their relative stand-alone selling prices (“SSPs”). Performance obligations included in the Company’s arrangements include display panels (hardware), service warranties, software, and software maintenance services.

The Company’s products and services included in its contracts with multiple performance obligations generally are not sold separately and there are no observable prices available to determine the SSP for those products and services. Since observable prices are not available, SSPs are established that reflect the Company’s best estimates of what the selling prices of the performance obligations would be if they were sold regularly on a stand-alone basis. The Company’s process for estimating SSPs without observable prices considers multiple factors that may vary depending upon the unique facts and circumstances related to each performance obligation including, when applicable, the estimated cost to provide the performance obligation, market trends in the pricing for similar offerings, product-specific business objectives, and competitor or other relevant market pricing and margins.

The Company sells its products and services under standard terms and conditions and has applied the portfolio approach to its allocation of the transaction price. The portfolio approach is applied to arrangements for which performance obligations have similar characteristics and the Company believes that the application of the portfolio approach produces the same result as if they were applied at the contract level.

The Company has an unconditional right to consideration for all products and services transferred to the customer. That unconditional right to consideration is reflected in accounts receivable in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). Contract liabilities are reflected in deferred revenue and reflect amounts allocated to performance obligations that have not yet been transferred to the customer related to service warranties and software maintenance.

Deferred revenue as at 31 December, 2019 and 2018 is classified as follows:

	31 December, 2019	31 December, 2018
	£	£
Deferred revenues – short term	(4,520,609)	(3,908,677)
Deferred revenues – long term	(8,706,547)	(7,713,378)
	(13,227,156)	(11,622,055)

Rebates are provided to certain customers when specified volume purchase thresholds have been met. The Company includes variable consideration in its transaction price when there is a basis to reasonably estimate the amount of the fee and it is probable there will not be a significant reversal. These estimates are generally made using the expected value method based on historical experience and are measured at each reporting date.

29 | Page

SAHARA HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2019 AND 2018

(ii)	Warranty provision

Under UK GAAP, a provision for the estimated cost of providing warranty services on sales of products is recorded. Under U.S. GAAP, as described under (i) above, the service warranty obligation is a separate performance obligation and revenue is allocated to this, and deferred over the warranty period which is generally 5 years. Any related costs are recognised as incurred.

Accordingly, the warranty provision and associated impact to cost of sales is reversed under U.S. GAAP.

(iii)	Deferred taxation

Related to the U.S. GAAP adjustments described above, a deferred tax asset arises in relation to the contract liability deferred revenue and the associated reversal of the warranty provision. The net deferred tax asset has been determined based on the UK statutory tax rate of 19% for each period and is presented in long term assets, with the corresponding movements in the asset being recognised as a deferred tax charge/(credit) in each year. The deferred tax asset is fully recoverable against future taxable income.

Cash flow statement

There is no significant difference in the presentation of cash flows under UK GAAP and U.S GAAP.

30 | Page